UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2026

INVO FERTILITY, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

On July 24, 2026, INVO Fertility Inc. (the “Company”) entered into an Any Market Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (the “Investor”). Pursuant to the Purchase Agreement, the Company has the right to sell to the Investor up to an aggregate of $15 million (the “Commitment Amount”), unless the Company and the Investor mutually agree in writing to increase the Commitment Amount to an amount not to exceed $50 million (the “Commitment Amount”), of the shares (“Shares”) of the Company’s common stock, $0.0001 per share (“Common Stock”) from time to time during the term of the Purchase Agreement, subject to certain conditions and limitations. Sales of Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and the Company is under no obligation to sell securities pursuant to this arrangement and intends to utilize the proceeds to support its expansion efforts, which are primarily focused on acquiring additional established, profitable fertility clinics, as well as for general corporate purposes.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement on Form S-1 that the Company agreed to file or confidentially submit with the SEC pursuant to the Purchase Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, the Company will have the right, but not the obligation, from time to time at its sole discretion over the period described above, to direct the Investor to purchase up to a fixed maximum number of Shares as set forth in the Purchase Agreement.

During the term, the Company may at its election, by written notice to the Investor (each, a “Purchase Notice”), cause the Investor to make a series of purchases of Shares, either (x) at the lowest daily dollar volume-weighted average price of the Common Stock (“VWAP”) for the five previous business days, multiplied by 94% (“Purchase Price Option 1”), (y) at the lowest traded price of the Common Stock for the previous business day, multiplied by 97% (“Purchase Price Option 2”), or (z) if the principal trading platform or market for the Common Shares will not be an Eligible Market on the applicable closing date, at the lowest traded price of the Common Shares for the five previous business days, multiplied by 85.0% (“Purchase Price Option 3”). The amount of Shares in any Purchase Notice may not exceed applicable limitations as set forth in the Purchase Agreement.

The Company will control the timing and amount of any sales of Shares to the Investor. Actual sales of Shares to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for it and its operations.

The closing of each purchase pursuant to the Purchase Agreement will be no later than either (i) five business days after the Investor’s receipt of a Purchase Notice electing Purchase Price Option 1, (ii) one day after the Investor’s receipt of a Purchase Notice electing Purchase Price Option 2, or (iii) five business days after the Investor’s receipt of a Purchase Notice electing Purchase Option 3. The Company expects to consider market conditions, the trading price of the Common Stock, and the availability of other sources of financing when determining whether to make sales under the Purchase Agreement.

Under the applicable rules of the Nasdaq, in no event may the Company issue to the Investor under the Purchase Agreement Shares in an amount greater than 19.99% of the total number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains (i) stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) a written opinion from outside counsel that such approval is not required, which opinion shall be reasonably satisfactory to the Investor. The Company’s stockholders approved the issuance of shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement on July 23, 2026.

The Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Exchange Act of 1934 would result in the Investor beneficially owning more than 9.99% of the outstanding Common Stock. The beneficial ownership limitation may be increased or decreased by mutual agreement of the Company and the Investor to any other percentage not in excess of 9.99%.

The Company has agreed to pay the Investor a commitment fee (the “Commitment Fee”) equal to 1% of the Commitment Amount, at the election of the Company, by either (a) within five business days following the date on which the registration statement is declared effective by the SEC (the “Effectiveness Date”), issuing and delivering to the Investor a number of shares of Common Stock (the “Commitment Shares”) determined by dividing (x) 1% of the Commitment Amount by (y) the average VWAP for the five business days immediately preceding the Effectiveness Date, or by (b) within five (5) Business Days of the date of the Purchase Agreement, paying 1% of the Commitment Amount in cash. If the Company and the Investor mutually agree in writing to increase the Commitment Amount (the date of such agreement, the “Increase Date”), the Company will pay to the Investor an additional commitment fee (the “Additional Commitment Fee”) equal to one percent (1%) of such additional Commitment Amount (the “Additional Commitment Amount”) within five business days from the Increase Date, by either (a) issuing and delivering to the Investor a number of shares of Common Stock (the “Additional Commitment Shares”) determined by dividing (x) 1% of the Additional Commitment Amount by (y) the average VWAP for the five business days immediately preceding the Increase Date, or (b) paying 1% of the Additional Commitment Amount in cash. To the extent that the Investor determines, in its sole discretion, that it would beneficially own in excess of the beneficial ownership limitation, or as the Investor may otherwise choose, in lieu of shares of Common Stock, the Investor may elect to receive pre-funded warrants in lieu of shares of Common Stock in such manner to result in the same number of shares of Common Stock as the Investor would otherwise be eligible to receive.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells Shares. To the extent the Company sell Shares under the Purchase Agreement, it currently plans to use any proceeds therefrom for commercialization and development of its products and product candidate, general corporate purposes, capital expenditures, working capital and general and administrative expenses.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties, or liquidated damages in the Purchase Agreement. the Investor has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during certain periods.

Pursuant to the Purchase Agreement, the Company must (i) file or confidentially submit with the SEC, not later than August 21, 2026, a registration statement on Form S-1 covering the offering and sale of the Shares, (ii) use commercially reasonable efforts to cause the SEC to declare the registration statement effective within 120 days after date of the Purchase Agreement and (iii) register the Shares on Form S-3 as soon as such form is available. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of us, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The term of the Purchase Agreement is through the earlier of (i) June 30, 2028, (ii) the date on which the Investor shall have purchased the Shares pursuant to the Purchase Agreement for an aggregate purchase price of the Commitment Amount, (iii) the date on which the Common Stock ceases trading on an Eligible Market (as such term is defined in the Purchase Agreement), and (iv) upon commencement of certain bankruptcy proceedings.

Neither the Company nor the Investor may assign or transfer either of its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties except in writing. The Company does not know what the purchase price for the Shares will be or whether there will occur an exception to the Exchange Cap and therefore cannot be certain as to the number of shares the Company might issue to the Investor under the Purchase Agreement after the date of this report.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification obligations of the Company, including for liabilities under the Securities Act and other obligations of the parties. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2026, stock of the Company approved an increase to the number of authorized shares of the Company’s common stock, par value $0.0001 (“Common Stock”) from 50,000,000 to 250,000,000 shares as set forth below. On July 23, 2026, the Company filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to increase its authorized shares of common stock from 50,000,000 shares to 250,000,000 shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 23, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). A total of 704,262 shares of Common Stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on proposals 1, 2, 3, 4, 5, 6, and 7 as set forth below.

The final results for proposals 1, 2, 3, 4, 5, 6, and 7, as set forth in the Company’s definitive proxy statement, filed with the SEC on June 23, 2026 (the “Annual Meeting Proxy”), are as follows:

Proposal 1. At the Annual Meeting, the terms of all five members of the Company’s board of directors (the “Board”) expired. All of the five nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such directors’ earlier resignation, removal or death (the “Director Election Proposal”). The result of the votes to approve the Director Election Proposal was as follows:

Directors	For	Withheld	Broker Non-Votes
Trent Davis	63,956	122,585	517,721
Rebecca Messina	171,863	14,678	517,721
Barbara Ryan	171,863	14,678	517,721
Steven Shum	171,822	14,719	517,721
Matthew Szot	171,553	14,988	517,721

Proposal 2. At the Annual Meeting, the stockholders approved the ratification of the appointment of Withum Smith+Brown, PC as the Company’s independent public accountant for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”). The result of the votes to approve the Auditor Ratification Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
673,445	21,703	9,114	N/A

Proposal 3. At the Annual Meeting, the stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase its number of authorized shares of Common Stock from 50,000,000 to 250,000,000, as described further in the Annual Meeting Proxy (the “Common Stock Increase Proposal”). The result of the votes to approve the Common Stock Increase Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
453,950	249,498	814	N/A

Proposal 4. At the Annual Meeting, the stockholders approved the issuance, in accordance with Nasdaq Listing Rule 5635, of (a) up to 1,893,492 shares of Common Stock, upon exercise of a warrant issued pursuant to an inducement letter agreement dated January 28, 2026, and (b) any additional shares of Common Stock due to an adjustment event pursuant to the terms of such warrant (the “Inducement Warrant Exercise Proposal”). The result of the votes to approve the Warrant Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
135,887	43,461	7,193	517,721

Proposal 5. At the Annual Meeting, the stockholders approved a fifth amendment and restatement of the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder to a total amount of 1,000,000, equal to approximately 20% of the total issued and outstanding stock on a fully-diluted basis (the “Plan Amendment Proposal”). The result of the votes to approve the Plan Amendment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
130,020	55,820	701	517,721

Proposal 6. At the Annual Meeting, the stockholders approved, in accordance with Nasdaq Listing Rule 5635, a potential issuance of 20% or more of the Company’s outstanding Common Stock in a future equity financing at prices below the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement (the “Future Equity Financing Proposal”). The result of the votes to approve the Future Equity Financing Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
139,990	46,366	185	517,721

Proposal 7. At the Annual Meeting, the stockholders approved any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the Annual Meeting to approve the Director Election Proposal, the Auditor Ratification Proposal, the Common Stock Increase Proposal, the Inducement Warrant Exercise Proposal, the Plan Amendment Proposal or the Future Equity Financing Proposal, or to establish a quorum (the “Adjournment Proposal”). A quorum was established and each of the Director Election Proposal, the Auditor Ratification Proposal, the Common Stock Increase Proposal, the Inducement Warrant Exercise Proposal, the Plan Amendment Proposal or the Future Equity Financing Proposal were approved, so the Annual Meeting was not adjourned to a later date. The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
569,220	131,492	3,550	N/A

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment.
4.1	Form of Pre-Funded Warrant.
10.1	Any Market Purchase Agreement dated as of July 24, 2026 by and between the registrant and Alumni Capital LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO FERTILITY, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: July 24, 2026